Exhibit 99.1

IonQ Announces Second Quarter 2023 Financial Results

Second Quarter Results of $5.5 Million in Revenue, Above High End of Range

2023 Full Year Revenue Outlook Increased to $18.9 Million to $19.3 Million

Second Quarter Bookings of $28.0 Million Bring Bookings to $32.2 Million for the First Half

2023 Full Year Bookings Outlook Increased to $49 Million to $56 Million

Established Company’s First Quantum Data Center in Europe with QuantumBasel, which is expected to be Powered by Future #AQ 35 and #AQ 64 Systems

COLLEGE PARK, Md.--(BUSINESS WIRE)-- IonQ (NYSE: IONQ), a leader in the quantum computing industry, today announced financial results for the quarter ended June 30, 2023.

“This was another landmark quarter for IonQ, most notably with a record-setting $28 million in bookings, bringing the total to over $32 million in the first half,” said Peter Chapman, President and CEO of IonQ. “We are now well on our way to our revised, higher bookings expectations of $49 million to $56 million for the year. We are also within striking range of our goal of $100 million in cumulative bookings within the first three years of IonQ’s commercialization, starting in 2021.”

“Our impressive second quarter results come on the heels of us achieving our 2023 technical target of 29 algorithmic qubits (#AQ) seven months early. As our path to #AQ 64 and quantum advantage comes into clearer focus, we have seen both public and private institutions investing not just in our current Forte platform, but in IonQ’s technical roadmap. Our track record of success is beginning to speak for itself in the public markets, and we are relentlessly focused on bringing broad quantum advantage to all our customers.”

Second Quarter 2023 Financial Highlights

●
IonQ recognized revenue of $5.5 million for the second quarter, which is above the high end of the previously provided range, and represents 111% growth compared to $2.6 million in the prior year period. This reflects some progress for one of IonQ’s customer contracts taking place earlier than expected, shifting revenue into the second quarter.
●
IonQ achieved $28.0 million in new bookings for the second quarter, and $32.2 million year-to-date.
●
Cash, cash equivalents and investments were $509.2 million as of June 30, 2023.
●
Net loss was $43.7 million and Adjusted EBITDA loss was $19.4 million for the second quarter.* Exclusions from Adjusted EBITDA include a non-cash loss of $15.5 million related to the change in the fair value of IonQ’s warrant liabilities.

*Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net loss, its closest comparable GAAP measure, at the end of this release.

Commercial Highlights

●
IonQ and QuantumBasel partnered to jointly establish a European quantum data center, which will be the future home of IonQ systems capable of up to #AQ 35 and #AQ 64.
●
IonQ signed a memorandum of understanding with South Korea’s Ministry of Science and ICT to become a core provider of education for Korean students, researchers, and industry professionals. IonQ also met with South Korea’s President, Yoon Suk Yeol, to discuss how IonQ quantum computing can help accelerate the nation’s economy.
●
IonQ Forte access was expanded to all IonQ direct access customers, offering the power of #AQ 29 to developers around the world. IonQ recently published benchmarks validating IonQ Forte’s #AQ 29 performance level.

Technical Highlights

●
IonQ published a manuscript with Oak Ridge National Laboratory on modeling the molecular structure of the benzene molecule, commonly used as an industrial solvent and as a benchmark to evaluate quantum chemistry algorithms. IonQ believes this represents the most accurate benzene model run on a quantum computer to date.
●
IonQ intends to achieve an #AQ 64 system by the end of 2025. The company believes that with that #AQ milestone, its systems will deliver quantum advantage for certain use cases and classical computers will no longer be able to fully simulate an IonQ system.
●
IonQ expects to share a more detailed technical roadmap and upcoming product specifications at Quantum World Congress on September 27th, which will be live-streamed for all who are interested in learning more about accessing IonQ’s upcoming systems.

2023 Financial Outlook

●
For the full year 2023, IonQ is increasing its revenue outlook range to $18.9 million to $19.3 million.
●
For the third quarter of 2023, IonQ is expecting revenue of between $4.8 million and $5.2 million.
●
For the full year 2023, IonQ is increasing its bookings expectation range again to between $49 million to $56 million, projecting more than 100% growth in bookings year-over-year at the midpoint.
●
Seeing increased demand for its systems, IonQ hopes to sell a number of systems over the next 18 months, in various configurations based on customer needs. The Company’s guidance for this year is a probability weighted average of its pipeline, which already accounts for the 2023 portion of these potential sales.

Second Quarter 2023 Conference Call

IonQ will host a conference call today at 4:30 p.m. Eastern time to review the Company’s financial results for the first quarter ended June 30, 2023 and to provide a business update. The call will be accessible by telephone at 877-407-4018 (domestic) or 201-689-8471 (international). The call will also be available live via webcast on the Company’s website here, or directly here. A telephone replay of the conference call will be available approximately two hours after its conclusion at 844-512-2921 (domestic) or 412-317-6671 (international) with access code 13739464 and will be available until 11:59 p.m. Eastern time, August 24, 2023. An archive of the webcast will also be available here shortly after the call and will remain available for one year.

Non-GAAP Financial Measures

To supplement IonQ’s condensed consolidated financial statements presented in accordance with GAAP, IonQ uses non-GAAP measures of certain components of financial performance. Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. Management believes that this measure provides investors an additional meaningful method to evaluate certain aspects of the Company’s results period over period. Adjusted EBITDA is defined as net loss before interest income, net, interest expense, benefit from income taxes, depreciation and amortization expense, stock-based compensation, change in fair value of assumed warrant liabilities, and other non-recurring non-operating income and expenses. IonQ uses Adjusted EBITDA to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflect its core operations and may not be indicative of recurring operations. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. For IonQ’s investors to be better able to compare the Company’s current results with those of previous periods, IonQ shows a reconciliation of GAAP to non-GAAP financial measures at the end of this release.

About IonQ

IonQ, Inc. is a leader in quantum computing, with a proven track record of innovation and deployment. IonQ’s current generation quantum computer, IonQ Forte, is the latest in a line of cutting-edge systems, boasting an industry-leading 29 algorithmic qubits. Along with record performance, IonQ has defined what it believes is the best path forward to scale.

IonQ is the only company with its quantum systems available through the cloud on Amazon Braket, Microsoft Azure and Google Cloud, as well as through direct API access. IonQ was founded in 2015 by Dr. Christopher Monroe and Dr. Jungsang Kim based on 25 years of pioneering research. To learn more, visit www.ionq.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s ability to further develop and advance its quantum computers and achieve scale; the Company’s ability to reach #AQ 35 and/or #AQ 64 and quantum advantage; the potential benefits of quantum computing and IonQ’s collaborations, partnerships and customer contracts, including those with QuantumBasel and the government of South Korea; IonQ’s market opportunity, anticipated growth, and future financial performance, including management’s financial outlook for the third quarter and full year 2023; continued customer demand for IonQ’s products; and the ability of quantum computing to improve decision-making models and artificial intelligence. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: market adoption of quantum computing solutions and the Company’s products, services and solutions; the ability of the Company to protect its intellectual property; changes in the competitive industries in which the Company operates; changes in laws and regulations affecting the Company’s business; the Company’s ability to implement its business plans, forecasts and other expectations, and identify and realize additional partnerships and opportunities; the Company’s ability to effectively expand geographically; and the risk of downturns in the market and the technology industry including, but not limited to, as a result of public health crises and/or increased inflationary pressures. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of IonQ’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

IonQ, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$5,515	$2,608	$9,800	$4,561
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	1,901	742	2,937	1,310
Research and development	19,869	9,653	36,102	16,990
Sales and marketing	3,575	2,132	6,242	4,002
General and administrative	10,930	7,558	21,511	16,752
Depreciation and amortization	2,329	1,451	4,120	2,717
Total operating costs and expenses	38,604	21,536	70,912	41,771
Loss from operations	(33,089)	(18,928)	(61,112)	(37,210)
Change in fair value of warrant liabilities	(15,537)	16,061	(19,147)	29,509
Interest income, net	4,877	1,259	9,108	1,867
Other income (expense), net	31	(46)	95	(47)
Loss before benefit for income taxes	(43,718)	(1,654)	(71,056)	(5,881)
Benefit for income taxes	—	—	—	—
Net loss	$(43,718)	$(1,654)	$(71,056)	$(5,881)
Net loss per share attributable to common stockholders— basic and diluted	$(0.22)	$(0.01)	$(0.35)	$(0.03)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	201,431,494	197,214,022	200,775,817	196,708,008

IonQ, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$13,984	$44,367
Short-term investments	361,677	311,430
Accounts receivable	2,428	3,292
Prepaid expenses and other current assets	13,236	12,539
Total current assets	391,325	371,628
Long-term investments	133,542	182,001
Property and equipment, net	29,089	26,014
Operating lease right-of-use assets	5,605	3,753
Intangible assets, net	11,548	8,944
Goodwill	742	742
Other noncurrent assets	5,001	4,910
Total Assets	$576,852	$597,992
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,560	$3,055
Accrued expenses	9,251	6,655
Current portion of operating lease liabilities	628	591
Unearned revenue	8,428	8,729
Current portion of stock option early exercise liabilities	761	1,130
Total current liabilities	23,628	20,160
Operating lease liabilities, net of current portion	5,609	3,459
Unearned revenue, net of current portion	707	1,201
Stock option early exercise liabilities, net of current portion	643	839
Warrant liabilities	22,966	3,819
Other noncurrent liabilities	53	303
Total liabilities	$53,606	$29,781
Stockholders’ Equity:
Common stock	$20	$20
Additional paid-in capital	794,671	769,848
Accumulated deficit	(265,358)	(194,302)
Accumulated other comprehensive loss	(6,087)	(7,355)
Total stockholders’ equity	523,246	568,211
Total Liabilities and Stockholders’ Equity	$576,852	$597,992

IonQ, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(71,056)	$(5,881)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,120	2,717
Non-cash research and development arrangements	260	260
Stock-based compensation	21,572	12,556
Change in fair value of warrant liabilities	19,147	(29,509)
Amortization of premiums and accretion of discounts on available-for-sale securities	(4,593)	108
Other, net	736	(1,726)
Changes in operating assets and liabilities:
Accounts receivable	2,074	(801)
Prepaid expenses and other current assets	(2,928)	3,576
Accounts payable	479	1,156
Accrued expenses	2,267	484
Unearned revenue	(2,005)	264
Other assets and liabilities	26	(133)
Net cash used in operating activities	$(29,901)	$(16,929)
Cash flows from investing activities:
Purchases of property and equipment	(2,411)	(7,022)
Capitalized software development costs	(1,950)	(982)
Intangible asset acquisition costs	(628)	(370)
Purchases of available-for-sale securities	(185,377)	(403,899)
Maturities and sales of available-for-sale securities	189,446	73,090
Net cash used in investing activities	$(920)	$(339,183)
Cash flows from financing activities:
Proceeds from stock options exercised	541	567
Other financing, net	(1)	488
Net cash provided by financing activities	$540	$1,055
Net change in cash, cash equivalents and restricted cash	(30,281)	(355,057)
Cash, cash equivalents and restricted cash at the beginning of the period	46,367	399,025
Cash, cash equivalents and restricted cash at the end of the period	$16,086	$43,968

IonQ, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(43,718)	$(1,654)	$(71,056)	$(5,881)
Interest income, net	(4,877)	(1,259)	(9,108)	(1,867)
Interest expense	—	—	—	—
Benefit for income taxes	—	—	—	—
Depreciation and amortization expense	2,329	1,451	4,120	2,717
Stock-based compensation	11,304	5,884	21,572	12,556
Change in fair value of assumed warrant liabilities	15,537	(16,061)	19,147	(29,509)
Adjusted EBITDA	$(19,425)	$(11,639)	$(35,325)	$(21,984)

IonQ Media Contact:

Tyler Ogoshi

press@ionq.com

IonQ Investor Contact:

investors@ionq.com